Exhibit 99.1

FOR IMMEDIATE RELEASE

A. SCHULMAN FURTHER REALIGNS ITS

NORTH AMERICAN ENGINEERED PLASTICS BUSINESS

•	Expects total annual pre-tax benefit of approximately $4 million to $5 million

•	Charges related to restructuring are expected to be approximately $8 million to $10 million

•	Will close facility in Nashville, Tennessee, in early 2012

AKRON, Ohio – August 25, 2011 – A. Schulman, Inc. (Nasdaq-GS: SHLM) announced today the latest in its actions to realign its North American Engineered Plastics business to meet the requirements of the high-value-added compounding market. The Company plans to close its plant in Nashville, Tennessee, and consolidate manufacturing to its remaining North American manufacturing sites.

“We have taken several actions over the past few years to replicate our profitable European Engineered Plastics business model in North America by eliminating U.S. commodity capacity and shifting our focus to more profitable technical compounds,” said Joseph M. Gingo, Chairman, President and Chief Executive Officer. “This latest step further consolidates the remaining U.S. capacity to our Ohio plants. We will also realign staff support to better reflect the new business model.”

As a result of the realignment, four production lines at the Nashville facility will be shut down and approximately 60 jobs will be eliminated, including jobs from the Nashville facility and support staff functions.

Approximately 24 million pounds of engineered plastics production will be moved from Nashville to production lines in the Company’s Akron and Bellevue, Ohio, facilities.

The Akron plant’s state-of-the-art capabilities will be enhanced to produce highly technical and higher-value specialty compounds for the North American market in a flexible and lean manufacturing facility to better serve customers’ needs. As part of this effort, the Company anticipates investing approximately $7 million to create technical compounding capabilities in the Akron facility. This move will add approximately 20 jobs in the Akron facility.

The Nashville facility is expected to close no later than February 29, 2012, the end of the Company’s fiscal 2012 second quarter. Construction in Akron is expected to begin next month, with operations to commence by early March 2012.

Gingo added, “We are not exiting any existing business with this move, but rather aligning our assets to optimize the use of our capacity and capitalize on growth opportunities. While it’s never easy to take such actions, we’re seeing uncertainty in the economy and flat demand as we look out into fiscal 2012 and believe these proactive steps are prudent at this time.”

As a result of this action, the Company anticipates a total annual pre-tax benefit of approximately $4 million to $5 million, which will be realized after the current fiscal year ending August 31, 2011, once operations are discontinued at the Nashville facility. The Company anticipates taking the following estimated pre-tax charges relating to the restructuring action outlined above:

•	$2 million to $3 million in cash for termination benefits and other employee costs, primarily during the fourth quarter of fiscal 2011

•	Approximately $1 million in cash for contract terminations, legal expenses, costs to disassemble and transfer equipment, and plant decommissioning costs, primarily during fiscal 2012

•	Approximately $6 million of non-cash accelerated depreciation expense and impairment charges during the first half of fiscal 2012

These items are expected to result in total charges of approximately $8 million to $10 million. The Company will update these numbers in its quarterly earnings releases and conference calls.

The Company expects to announce its 2011 fourth-quarter results on Wednesday, October 26, 2011, after the market closes, and will hold its fiscal 2011 fourth-quarter earnings conference call on Thursday, October 27, at 10 a.m. Eastern time.

About A. Schulman, Inc.

Headquartered in Akron, Ohio, A. Schulman is a leading international supplier of high-performance plastic compounds and resins. These materials are used in a variety of consumer, industrial, automotive and packaging applications. The Company employs about 3,000 people and has 33 manufacturing facilities in North America, South America, Europe and Asia. A. Schulman reported net sales of $1.6 billion for the fiscal year ended August 31, 2010. Additional information about A. Schulman can be found at www.aschulman.com.

Cautionary Note on Forward-Looking Statements

A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

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•	worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;

•	fluctuations in the value of currencies in major areas where the Company operates;

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volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company’s products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•	effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from restructuring initiatives or acquisitions;

•	escalation in the cost of providing employee health care;

•	uncertainties regarding the resolution of pending and future litigation and other claims;

•	the performance of the North American auto market; and

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations. This document contains time-sensitive information that reflects management’s best analysis only as of the date of this document. The Company does not undertake an obligation to publicly update or revise any forward-looking statements to reflect new events, information or circumstances, or otherwise. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission.

SHLM_ALL

Contact information:

Jennifer K. Beeman

Director of Corporate Communications & Investor Relations

A. Schulman, Inc.

3550 W. Market St.

Akron, Ohio 44333

Tel: 330-668-7346

email: Jennifer_Beeman@us.aschulman.com

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